Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 24, 2025, with respect to the statement of assets and liabilities (in organization) of Bitwise Solana Staking ETF, as of September 17, 2025, and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-1.

New York, New York

October 8, 2025